UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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☐	Soliciting Material Pursuant to §240.14a-12

MONACO COACH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONACO COACH CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 17, 2006

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of the Stockholders of Monaco Coach Corporation will be held on May 17, 2006 at 2:00 p.m., local time, at our offices located at 91320 Coburg Industrial Way, Coburg, Oregon 97408  for the following purposes:

1.                To elect four Class I directors each to serve for a two-year term expiring upon the 2008 Annual Meeting of Stockholders or until their successors are elected.

2.                To approve the amended and restated 1993 Stock Plan (formerly known as the 1993 Incentive Stock Option Plan).

3.                To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Stockholders of record at the close of business on March 20, 2006 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to deliver your proxy by telephone or the Internet or to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

FOR THE BOARD OF DIRECTORS
RICHARD E. BOND
Secretary

Coburg, Oregon

April 7, 2006

MONACO COACH CORPORATION

91320 Coburg Industrial Way

Coburg, Oregon 97408

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement contains information relating to our Annual Meeting of Stockholders to be held on Wednesday, May 17, 2006 at 2:00 p.m. local time (the “Annual Meeting”), at our offices located at 91320 Coburg Industrial Way, Coburg, Oregon 97408. Our telephone number at that location is (541) 686-8011. The enclosed Proxy is solicited on behalf of our Board of Directors for use at the 2006 Annual Meeting of Stockholders, or at any postponements or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2005, including financial statements, were mailed on or about April 7, 2006 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

Stockholders of record at the close of business on March 20, 2006, the record date for the meeting, are entitled to notice of and to vote at the meeting. At the record date, 29,682,238 shares of our Common Stock, $0.01 par value, were issued and outstanding.

Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Methods of Voting

Voting by Mail—By signing and returning the proxy card according to the enclosed instructions, you are enabling our Chief Executive Officer, Kay Toolson, and our President, John Nepute, who are named on the proxy card as “proxies or attorneys-in-fact,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Voting by Telephone—Specific instructions on how to vote via the telephone are included on the proxy card.

Voting via Internet—Specific instructions on how to vote via the Internet are included on the proxy card.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•        FOR the election of the nominees for director identified in Proposal One; and

•        FOR approval of the amended and restated stock plan in Proposal Two.

Voting in Person at the Meeting—If you plan to attend the 2006 Annual Meeting of Stockholders and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting you will need to bring a legal proxy from your broker or other nominee authorizing you to vote these shares.

If you hold shares through a bank, broker, or other record holder, you may vote your shares by following the instructions they have provided you.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the 2006 Annual Meeting of Stockholders. In order to do this, you may either:

•        sign and return another proxy bearing a later date before the beginning of the 2006 Annual Meeting of Stockholders;

•        provide written notice of the revocation to:

Corporate Secretary

Monaco Coach Corporation

91320 Coburg Industrial Way

Coburg, Oregon 97408

prior to the time we take the vote at the 2006 Annual Meeting of Stockholders; or

•        attend the 2006 Annual Meeting of Stockholders and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy)

Solicitation of Votes

We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, officers or employees. No additional compensation will be paid to such persons for such services.

Quorum Requirements

A quorum is necessary to hold a valid meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock, whether in person or by proxy, issued and outstanding on the record date. Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting, but neither will be counted as votes cast. A “broker non-vote” occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

Votes Required for Each Proposal

The vote required for the proposals to be considered at the 2006 Annual Meeting of Stockholders is as follows:

Proposal One—Election of Directors.   The four (4) director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote either “for” or “withhold” your vote for the director nominees.

Proposal Two—Amendment and Restatement of the 1993 Stock Plan.   Amendment and restatement of the 1993 Stock Plan (formerly known as the 1993 Incentive Stock Option Plan) will require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

Abstentions and Broker Non-Votes

A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold Common Stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.”  Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted in the tabulation of the voting results with respect to a particular proposal.

Stockholder Proposals for 2007 Annual Meeting

As a stockholder, you may be entitled to present proposals for action at a forthcoming stockholder meeting. Pursuant to the rules of the Securities and Exchange Commission and our bylaws, stockholder proposals that stockholders intend to present at our 2007 Annual Meeting of Stockholders and desire to have included in our proxy materials relating to such meeting must be received by us no later than December 9, 2006, which is 120 calendar days prior to the anniversary of last year’s proxy statement mailing date, and must be in compliance with applicable laws and regulations (including the regulations of the Securities and Exchange Commission under Rule 14a-8). If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of the previous year’s annual meeting, the deadline for inclusion of a proposal in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Proposals should be addressed to:

Corporate Secretary

Monaco Coach Corporation

91320 Coburg Industrial Way

Coburg, Oregon 97408

For stockholder proposals not included in our proxy materials (in accordance with Rule 14a-8) but which stockholders intend to present at our 2007 Annual Meeting of Stockholders, our bylaws provide that the stockholder must have given timely notice thereof in writing to the Secretary of the Company not less than 120 calendar days prior to the anniversary of the date on which we first mailed our proxy materials for our immediately preceding annual meeting of stockholders (as specified in the proxy materials for our immediately preceding annual meeting of stockholders), which for the 2007 Annual Meeting of Stockholders will be December 9, 2006. However, in the event that the annual meeting is called for a date that is not within thirty days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be received a reasonable time before the solicitation is made. A stockholder’s notice to our Secretary (to the address noted above) must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

Other Matters

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees to the Board of Directors

Our Board of Directors currently has eight members divided into two classes (Class I and Class II), with the classes serving staggered, two-year terms. Currently there are four directors in Class I and four directors in Class II. The Class I directors are to be elected at the Annual Meeting. Each of the Class II directors will hold office until the 2007 Annual Meeting or until their successors have been duly elected and qualified.

On the recommendation of our Governance Committee, the Board has nominated Kay L. Toolson, L. Ben Lytle, Richard A. Rouse, and Daniel C. Ustian for election as Class I Directors. Each nominee is currently a director. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. In the event that any nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

Certain information about each of the nominees for Class I directors is set forth below. The names of, and certain information about, the four current Class II directors with unexpired terms are also set forth below. All information is as of the record date.

Name	Age	Principal Occupation	Director Since
Nominees for Class I Directors:
Kay L. Toolson	62	Chairman of the Board and Chief Executive Officer	1993
L. Ben Lytle	59	Chairman of the Board and Chief Executive Officer of AXIA Health Management, LLC	2001
Richard A. Rouse	60	Private Investor	1993
Daniel C. Ustian	55	Chairman of the Board, President and Chief Executive Officer of Navistar International Corporation	2003
Continuing Class II Directors:
John F. Cogan	58	Senior Fellow, Hoover Institution; Professor, Stanford University	2005
Robert P. Hanafee, Jr.	61	Private Investor	2001
Dennis D. Oklak	52	Chairman of the Board and Chief Executive Officer of Duke Realty Corporation	2003
Roger A. Vandenberg	58	President of Cariad Capital, Inc.	1993

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth below during the past five years. Michael P. Snell, an executive officer, is the nephew of Director Toolson. Other than this family relationship, there are no family relationships between any directors or executive officers of the Company.

Nominees for Class I Directors whose terms expire in 2006

Mr. Toolson has served as our Chief Executive Officer and as the Chief Executive Officer of our predecessor company since 1986 and as Chairman of the Board since 1993. He also served as President from 1986 to October 2000, except for the periods from October 1995 to January 1997 and August 1998 to September 1999. From 1973 to 1986, Mr. Toolson held executive positions with two motor coach manufacturers.

Mr. Lytle has served as a director since October 2001. Mr. Lytle is currently the Chairman of the Board and Chief Executive Officer of AXIA Health Management, LLC, which acquired Healthcare Dimensions, Inc., a provider of physical fitness programs to 1.4 million senior citizens nationwide, in November 2004. Mr. Lytle served as Chairman Emeritus of Wellpoint (fka Anthem, Inc.), one of the largest healthcare management companies in the United States, from January 2005 to February 2006, and served as Chairman of the Board and Non-Executive Director from October 1999 to May 2004. Mr. Lytle served as Chief Executive Officer of Anthem from 1989 through 1999. Before joining Anthem’s predecessor company in 1976, he held positions with LTV Aerospace, an aerospace company, Associates Corp. of North America, a financial services company, and American Fletcher National Bank. Mr. Lytle serves on the boards of Duke Realty Corporation, a real estate investment firm, and he is the Presiding Director of USI, Inc., an insurance broker.   Mr. Lytle is also a member of the board of trustees of  the American Enterprise Institute, a public policy research organization. Committees: Governance (Chair) and Compensation.

Mr. Rouse has served as a director since July 1993. He is currently a private investor. From 1991 to 1998, Mr. Rouse served as Chairman of Emergency Road Service, Inc., a privately held nationwide roadside assistance company. From 1988 to 1991, he was President of Trailer Life Enterprises, Inc., a publisher and sponsor of recreational vehicle publications and clubs. Committees: Governance and Compensation.

Mr. Ustian has served as a director since June 2003. Mr. Ustian is currently Chairman of the Board, President and Chief Executive Officer of Navistar International Corporation, a manufacturer of commercial trucks and engines. Prior to his present position at Navistar, he was President and Chief Executive Officer, from February 2003, and President and Chief Operating Officer from April 2002, and President of the Engine Group of International Truck and Engine Corporation, Navistar’s principal operating subsidiary, from 1999 to 2002. He also served as Group Vice President and General Manager of Engine & Foundry from 1993 to 1999. Committees: Governance and Compensation (Chair).

Class II Directors whose terms expire in 2007

Mr. Cogan has served as a director since May 2005. Mr. Cogan is currently the Leonard and Shirley Ely Senior Fellow at the Hoover Institution, where he has been a Senior Fellow since 1983. He is also currently a Professor in the Public Policy Program at Stanford University, a position he has held since 1994. Mr. Cogan also serves as a director of Venture Lending & Leasing Funds I, II, and IV and Gilead Sciences Inc., a biopharmaceutical company. Mr. Cogan has also served on numerous congressional and presidential advisory commissions. He is currently a member of California Governor Arnold Schwarzenegger’s Council of Economic Advisors. Most recently, he served on President George W. Bush’s Commission to Strengthen Social Security. He has also served as a member of the U.S. Bipartisan Commission on Health Care (The Pepper Commission), the Social Security Notch Commission, the National Academy of Sciences’ Panel on Poverty and Family Assistance, Congressional Budget Office’s Panel of Economic Advisors, the Congressional Policy Advisory Committee, and California Governor Pete Wilson’s Council of Economic Advisors. Committees: Audit

Mr. Hanafee has served as a director since October 2001. Mr. Hanafee held various positions at Gillette Company, a consumer products company, from 1970 until retirement in 2001, including Vice President of Sales and Marketing of the Paper Mate Divisions, Senior Vice President of the North Atlantic Group, and President of the Stationary Products Group. Committees: Governance and Compensation.

Mr. Oklak has served as a director since February 2003. Mr. Oklak has been Chairman of the Board and Chief Executive Officer since April 2005 and also a Director since April 2004, of Duke Realty Corporation, one of the largest real estate investment trusts in the United States. From 1986 through April 2005, Mr. Oklak served in various other positions with Duke Realty Corporation, including President, Chief Operating Officer, Co-Chief Operating Officer, Executive Vice President and Chief Administrative Officer and Senior Vice President and Treasurer. Prior to joining Duke Realty Corporation, Mr. Oklak was with Deloitte & Touche, a public accounting firm. Committees: Audit (Chair).

Mr. Vandenberg has served as a director since March 1993. He currently serves as the President of Cariad Capital, Inc., a private equity investment business, which he founded in 1992. Mr. Vandenberg also serves as a director of Wellman, Inc., a polyester fiber manufacturer. From 1986 to December 2002, Mr. Vandenberg served as a Managing Director of Narragansett Capital, Inc., a private investment firm, as general partner of Narragansett Capital Partners -A and -B, L.P., related venture capital funds, and as a general partner of Narragansett First Fund, a venture capital fund. From May 1999 to March 2000, Mr. Vandenberg served as President of EFD, Inc., a manufacturer and seller of fluid dispensing and dispensing components. Committees: Audit.

Vote Required

The four nominees receiving the highest number of votes of the shares entitled to be voted shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

The Board of Directors has unanimously approved Kay L. Toolson, L. Ben Lytle, Richard A. Rouse, and Daniel C. Ustian as its nominees and recommends that stockholders vote “FOR” the election of these nominees as Class I Directors.

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK PLAN

The stockholders are being asked to approve the amendment and restatement of the 1993 Stock Plan, formerly known as the 1993 Incentive Stock Option Plan (the “Incentive Plan”). The Board has approved the amendment and restatement of the Incentive Plan, subject to approval by our stockholders at the Annual Meeting. If the stockholders approve the amendment and restatement of the Incentive Plan, it will replace the current version of the Company’s 1993 Stock Plan and the Company’s 1993 Director Option Plan (the “Director Plan”). If the Incentive Plan is approved, no further awards will be made under the Director Plan, but it will continue to govern awards previously granted thereunder. If the stockholders do not approve the Incentive Plan, the current Incentive Plan and Director Plan will remain in effect through the remainder of their respective terms. Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors (the “Board”) believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the Incentive Plan increase the Company’s ability to achieve this objective, especially by allowing for several different forms of long-term incentive awards, which the Board believes will help the Company to recruit, reward, motivate and retain talented personnel. The recent changes in the equity compensation accounting rules, which became effective for the Company beginning with the first quarter of 2006, also make it important for the Company to have greater flexibility under its employee equity incentive plan. As the new equity compensation accounting rules come into effect for all companies, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options.

Changes Being Made to the Plan

The following is a summary of some of the key changes being made to the Incentive Plan:

•       The stockholders are being asked to approve an increase to the number of shares of common stock authorized for issuance under the Incentive Plan from 3,257,813 shares to 5,457,813 shares plus any shares which have been reserved under the Director Plan, but that, as of the date of stockholder approval of the Incentive Plan, have not been issued pursuant to any awards granted thereunder and are not subject to any outstanding awards granted thereunder. Additional shares would have been required for the Plan regardless of the Plan changes.

•       The Incentive Plan currently allows for the grant of stock options, stock purchase rights (through which awards of restricted stock can be made), and restricted stock units. In addition to awards of stock options, restricted stock, and restricted stock units, the amended and restated Incentive Plan would permit the award of stock appreciation rights, performance units, performance shares, dividend equivalents, and other stock awards as determined by the administrator of the Incentive Plan.

•       The Company recognizes that depleting the Incentive Plan’s share reserve by only the net shares issued pursuant to the grant of a stock-settled stock appreciation right potentially makes the Incentive Plan more costly to its stockholders. Accordingly, each share subject to a stock-settled stock appreciation right at the time of grant will count as a full share against the Incentive Plan share reserve, rather than only the net shares issued upon exercise of the stock appreciation right. Shares used to pay the tax and exercise price of an award will not become available for future grant or sale under the Incentive Plan.

•       The amended and restated Incentive Plan provides that the per share exercise price of a nonstatutory stock option will be no less than 100% of the fair market value per share on the date of grant.

•       The amended and restated Incentive Plan provides that the administrator generally may not modify or amend an option or stock appreciation right to reduce the exercise price of such option or stock appreciation right after it has been granted, nor may the administrator cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price, unless, in either case, such action is approved by the Company’s stockholders.

•       Under the provisions of the amended and restated Incentive Plan, an outside director may choose to receive his or her annual retainer for service as an outside director in a combination of shares of Company common stock and cash or in a combination of restricted stock/restricted stock units and cash.

•       The Incentive Plan has been amended to add limitations to the number of shares that are granted on an annual basis through individual awards. Additionally, specific performance criteria have been added to the Incentive Plan so that the administrator may establish performance objectives upon achievement of which certain awards will vest or be issued, which in turn will allow the Company to receive income tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If the performance goals are not met, no restricted stock unit awards will be made to the Section 162(m) participants.

The Board believes strongly that the approval of the Incentive Plan is essential to the Company’s continued success. In particular, the Company believes that its employees are its most valuable assets and that the awards permitted under the Incentive Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which it competes. Such awards also are crucial to the Company’s ability to motivate employees to achieve the Company’s goals. All compensation plans are market based.

Vote Required; Recommendation of the Board of Directors

The approval of the amended and restated Incentive Plan requires the affirmative vote of a majority of the shares present, in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends voting “FOR” the approval of the Amended and Restated 1993 Stock Plan and the number of shares reserved for issuance thereunder.

Summary of the Amended and Restated 1993 Stock Plan.

The following is a summary of the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by reference to Incentive Plan itself set forth in Appendix A.

The Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights (v) performance shares and performance units, (vi) dividend equivalents and (vii) and other stock awards. Each of these is referred to individually as an “Award.”  Those who will be eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to the Company and its affiliates. As of March 24, 2006, approximately 5,900 employees, directors and consultants would be eligible to participate in the Incentive Plan.

Number of Shares of Common Stock Available Under the Incentive Plan.   The maximum aggregate number of shares that may be awarded and sold under the Incentive Plan is 5,457,813 shares plus any shares which have been reserved under the Director Plan, but that, as of the date of stockholder approval of the Incentive Plan, have not been issued pursuant to any awards granted thereunder and are not subject to any outstanding awards granted thereunder. The shares may be authorized, but unissued, or reacquired common stock.

If the Company declares a stock dividend or engages in a reorganization or other change in its capital structure, including a merger, the Board will have the discretion to adjust (i) the number of shares available for issuance under the Incentive Plan, (ii) the number and price of shares subject to outstanding Awards, and (iii) the number of shares specified as per-person limits on Awards, as appropriate, to reflect the change.

Administration of the Incentive Plan.   The Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board, will administer the Incentive Plan. To make grants to certain of the Company’s officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Incentive Plan). Subject to the terms of the Incentive Plan, the Board or its committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the Incentive Plan and outstanding Awards. Notwithstanding the foregoing, the Board or committee may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price unless such action is approved by the Company’s stockholders. The Board or other committee administering the Incentive Plan is referred to below as the “Administrator.”

Options.   The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 750,000 shares in any fiscal year, except in connection with his or her initial service as an employee, in which case he or she may be granted an option to purchase up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of an option may not exceed 10 years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In the event of the participant’s retirement, the option will become fully vested and will be exercisable for twelve months following his or her termination due to retirement. In no event may an option be exercised later than the expiration of its term.

Restricted Stock.   Awards of restricted stock are rights to acquire or purchase shares of Company common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals; provided, however, that shares of restricted stock generally will not vest more rapidly than one-third of the total number of shares of restricted stock subject to an award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock upon or in connection with a change in control or upon the or in connection with a participant’s termination of service, including, without limitation, due to death, disability or retirement.

The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 200,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with the Company or its affiliates.

Restricted Stock Units.   Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes are satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement; provided, however, that restricted stock units generally will not vest more rapidly than one-third of the total number of restricted stock units subject to an award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock units upon or in connection with a change in control or upon the or in connection with a participant’s termination of service, including, without limitation, due to death, disability or retirement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company.

The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 200,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment to the Company or its affiliates.

Stock Appreciation Rights.   The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Incentive Plan. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan, provided, however, that the exercise price will not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 750,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial service as an employee with the Company or its affiliates.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than cause, death, or disability, and (ii) twelve months following his or her termination due to death or disability. In the event of the participant’s retirement, the stock appreciation right will become fully vested and will be exercisable for twelve months following his or her termination due to retirement. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Units and Performance Shares.   The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants; provided, however, that performance units or shares generally will not vest more rapidly than one-third of the total number of performance units or shares subject to an award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. Notwithstanding the foregoing, after the grant of performance units or shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares.

During any fiscal year, no participant will receive more than 200,000 performance units or shares, except that a participant may be granted performance units or shares covering up to an additional 300,000 performance units or shares in connection with his or her initial employment with the Company. Performance units and performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the date of grant.

Dividend Equivalents.   The Administrator may, in its discretion, include in any award agreement a dividend equivalent right entitling the participant, once the Award becomes vested, to receive amounts equal to the dividends that would be paid, during the time any such Award is outstanding, on the shares of our common stock covered by such Award as if such shares were then outstanding. The participant of a dividend equivalent right will have only the rights of a general unsecured creditor until payment of such amount is made as specified in the applicable Award agreement.

Performance Goals.   The granting or vesting of Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; net income; operating cash flow; operating income; return on assets; return on equity; return on net assets; return on sales; revenue and total shareholder return. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.

Transferability of Awards.   Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Election to Receive Annual Retainer in Restricted Stock/Restricted Stock Units.   Each director who is not an employee of the Company (an “Outside Director”) will be entitled to select one of the following alternative means of payment for the value of the amount he or she receives for serving as an Outside Director during a fiscal year (the “Annual Retainer”): (i) an amount between 10 - 50% of the value of his or her Annual Retainer in the form of the Company’s common stock and the balance in cash, or (ii) an amount between 10 - 50% of the value of his or her Annual Retainer in the form of the restricted stock/restricted stock units and the balance in a cash payment.

Change of Control.   In the event of a change of control of the Company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at maximum performance levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Incentive Plan.   The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Incentive Plan will terminate in March 2012, unless the Board terminates it earlier.

Awards Granted to Employees, Consultants, and Directors

On March 20, 2006, the Compensation Committee of the Board of Directors granted the awards shown in the following table. The restricted stock units granted to Messrs. Toolson and Nepute and all of the performance share awards are subject to stockholder approval of the amended and restated Incentive Plan.

Name of Individual or Group	Number of Restricted Stock Units Granted(1)	Value of Restricted Stock Units	Number of Performance Shares Granted(2)	Value of Performance Shares
Kay L. Toolson	52,124	$675,006	104,248	$1,350,012
John W. Nepute	20,571	266,394	41,142	532,789
P. Martin Daley	11,961	154,895	23,922	309,790
Richard E. Bond	6,714	86,946	13,428	173,893
Michael P. Snell	6,594	85,392	13,188	170,785
All executive officers, as a group	138,683	1,795,945	275,366	3,565,990
All directors who are not executive officers, as a group(3)	0	0	0	0
All employees who are not executive officers, as a group	90,476	1,171,664	54,452	705,153

(1)          Awards of restricted stock units generally vest subject to a participant’s continued employment with us or one of our affiliates. Awards of restricted stock units granted to our Chief Executive Officer and President, however, will vest only if we achieve certain performance objectives based on return on equity.

(2)          Performance shares will be earned based on achieving target levels of total shareholder return and return on net assets. The performance share awards granted in 2006 are in excess of what the Company believes would normally be awarded in a single year. Although the normal performance cycle for these awards will be three years, the transition to the new program was initiated by establishing two concurrent performance cycles, a two-year cycle for 2006 and 2007 and a three-year cycle for 2006 through 2008. The intent of the concurrent cycles is to increase the employee retention effect of the awards by starting with a shorter performance horizon for the initial award. Based on market data, the Compensation Committee determined that long-term incentives for the Company’s management had historically been below market.

(3)          The Company anticipates that awards will be made to outside directors later this year, subject to stockholder approval of the Incentive Plan. The terms and nature of any such awards have not been determined.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.   No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.   No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.   No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.   A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Dividend Equivalent Awards.   A participant generally will recognize ordinary compensation income each time a dividend is paid pursuant to the dividend equivalent rights Award equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend.

Tax Effect for the Company.   The Company generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A.   Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued final regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the Incentive Plan) are not entirely clear.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

Our Board of Directors held seven meetings during 2005. Each of our directors attended 80% or more of the meetings of the Board and the committees on which he served in 2005. Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also expected to attend our Annual Meeting of Stockholders. All directors attended the 2005 Annual Meeting of Stockholders.

Our Board of Directors has summarized its corporate governance practices in the Corporate Governance Guidelines for Monaco Coach Corporation, a copy of which is available on our Investor Relations website at http://www.monaco-online.com/ir. The Board currently has three committees: an Audit Committee, a Compensation Committee and a Governance Committee. Each committee has a written charter approved by the Board of Directors outlining the principal responsibilities of the committee. These charters are also available on our Investor Relations website.

Audit Committee

The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements and internal control over financial reporting. Our Audit Committee also assists the Board in the oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of our internal audit function and our independent auditors. In addition, the Audit Committee’s duties and responsibilities include reviewing and pre-approving any audit and non-audit services, reviewing, approving and monitoring our Code of Ethics for Executive Officers and establishing procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters. The report of the Audit Committee for fiscal 2005 is included in this proxy statement.

The Audit Committee of the Board of Directors currently consists of Directors Cogan, Oklak and Vandenberg, and held nine meetings during 2005. None of the Audit Committee members is an employee of Monaco Coach Corporation and all of them are independent within the meaning of the rules of the SEC and the listing standards of the NYSE. Mr. Oklak serves as the Chair of the Audit Committee. The Board has designated Mr. Oklak as an “audit committee financial expert” within the meaning of the rules of the SEC, and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

Compensation Committee

The purpose of our Compensation Committee is to determine salaries, incentives and other forms of compensation for executive officers and other employees, to administer our various incentive compensation and benefit plans, and to provide oversight and guidance to management regarding general compensation goals and guidelines. The report of the Compensation Committee for fiscal 2005 is included in this proxy statement. The Compensation Committee of the Board of Directors currently consists of Directors Hanafee, Lytle, Rouse and Ustian, and held seven meetings during the last fiscal year. Mr. Ustian has served as the Chair of the Compensation Committee since February 2005. Each member of the Compensation Committee is independent within the meaning of the listing standards of the NYSE.

Governance Committee

The purpose of our Governance Committee is to identify, evaluate and recommend nominees for the Board of Directors, evaluate the composition, organization and governance of the Board of Directors and its committees and develop and recommend to the Board appropriate corporate governance principles and policies. The Governance Committee also supervises the Board’s annual review of director independence and the performance self-assessments of the Board and each of the committees. The Governance Committee currently consists of Directors Lytle, Hanafee, Rouse and Ustian, and held three meetings during the last fiscal year. Mr. Lytle serves as the Chair of the Governance Committee. Each member of the Governance Committee is independent within the meaning of the listing standards of the NYSE.

Stockholder Communications to Directors

Stockholders may communicate directly with our non-management directors by sending a letter addressed to:

Corporate Secretary
Monaco Coach Corporation
606 Nelson’s Parkway
Wakarusa, Indiana 46573

Richard Bond, our Senior Vice President, Corporate Secretary and Chief Administrative Officer will ensure that a summary of all communications received is provided to the Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, Mr. Bond may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, management or independent advisors, as Mr. Bond considers appropriate. Mr. Bond may decide, in the exercise of his judgment, whether a response to any stockholder communication is necessary.

Policy for Director Recommendations and Nominations

The Governance Committee considers candidates for Board membership suggested by Board members, management and our stockholders. The policy of the Governance Committee is to consider recommendations for candidates to the Board of Directors from any stockholder holding, as of the date the recommendation is submitted, not less than one percent (1%) of the then outstanding shares of our common stock continuously for at least twelve (12) months prior to such date. The Governance Committee will consider a director candidate recommended by our stockholders in the same manner as a nominee recommended by a Board member, management or other sources.

In addition, a stockholder may nominate a person directly for election to the Board of Directors at an annual meeting of stockholders provided the stockholder meets the requirements set forth in our Bylaws.

Where the Governance Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Governance Committee, the Board or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Governance Committee considers a number of factors, including:

•       The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board and

•       Such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest.

The Governance Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•       The highest personal and professional ethics and integrity;

•       Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•       Skills that are complementary to those of the existing Board;

•       The ability to assist and support management and make significant contributions to the Company’s success;

•       An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities; and

•       A willingness of the prospective nominee to meet the minimum equity interest holding guideline set out in our Corporate Governance Guidelines.

After completing its evaluation, the Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee.

Director Independence

In November 2003, the Board adopted Standards of Independence for the Board of Directors. These guidelines for determining director independence are intended to be consistent with the NYSE’s director independence standards and are available on our Investor Relations website at http://www.monaco-online.com/ir. Consistent with the standards that were adopted, the Board has reviewed the independence of our directors and considered whether any director had any relationship with Monaco Coach Corporation or management that would compromise his ability to exercise independent judgment in carrying out his responsibilities.

In addition to considering the NYSE’s director independence standards, the Board identified and evaluated a commercial affiliation relevant to the independence of the directors. Mr. Ustian is the Chairman of the Board, President and Chief Executive Officer of Navistar International Corporation, whose indirect operating subsidiary, Workhorse Custom Chassis Corporation, sells gasoline-powered chassis for motor homes to the Company. After analyzing the amount of the Company’s purchases from Navistar and otherwise considering the relationship, the Board determined that this affiliation did not violate any NYSE director independence standard and was not material to Mr. Ustian’s ability to exercise independent judgment in carrying out his abilities.

As a result, the Board has affirmatively determined that directors L. Ben Lytle, Richard A. Rouse, Daniel C. Ustian, Robert P. Hanafee, Jr., Dennis D. Oklak, Roger A. Vandenberg, and John F. Cogan, are independent within the meaning of the NYSE director independence standards.

Lead Director

In October 2002, the Board created the position of Lead Director (formerly Presiding Director). The primary responsibility of the Lead Director is to preside over executive sessions of the Board in which management and management directors do not participate, to work with the Chairman of the Board and the committee chairs in establishing the agendas for board and committee meetings and to perform such other duties as the Board may from time to time delegate to him in order to help it fulfill its responsibilities. Robert P. Hanafee, Jr. serves as our Lead Director.

Code of Business Conduct and Code of Ethics for Officers

Our Board has adopted a Code of Business Conduct that is applicable to all of our employees, officers and directors. Our Code of Business Conduct is intended to ensure our employees act in accordance with high ethical standards based on respect for the dignity of each individual and a commitment to honesty and fairness. In addition, we have in place a Code of Ethics for Executive Officers that applies to our Chief Executive Officer, our Chief Financial Officer and certain other officers and this code is intended to deter wrongdoing and promote ethical conduct among our executives and to ensure all of our public disclosure is full, fair and accurate. Both the Code of Business Conduct and the Code of Ethics for Executive Officers are available on our Investor Relations website at http://www.monaco-online.com/ir. If necessary, we intend to post amendments to, or waivers from, these Codes for our executive officers and directors on our website.

Director Compensation

Each of our directors who are not employees received a total of $50,000 in compensation in fiscal 2005 (except for director Cogan who has only been on the Board since May of 2005 and who received a total of approximately $31,000 in fiscal 2005), and will receive a total of $50,000 in fiscal 2006, for service on the Board of Directors and any committee thereof. The directors are also reimbursed for certain expenses in connection with attendance at board and committee meetings. In addition, non-employee directors are able to elect to receive a portion of their annual cash retainer in either common stock or an option to purchase common stock. For fiscal year 2005, directors Hanafee, Lytle, Oklak and Ustian received 1,644 shares each of Common Stock in lieu of a portion of their cash retainer.

Each non-employee director is also currently entitled to participate in our Director Stock Plan. Under the terms of that plan, each eligible non-employee director is automatically granted an option to purchase 8,000 shares of Common Stock on the date on which the optionee first becomes a director of the Company. Thereafter each optionee is automatically granted an additional option to purchase 4,000 shares of Common Stock on September 30 of each year if, on such date, the optionee has served as a director of the Company for at least six months. Each initial option grant vests over five years at the rate of 20% per year. Each subsequent option grant vests in full on the fifth anniversary of its date of grant. The exercise price of each option is the fair market value of the Common Stock as determined by the closing price reported by the New York Stock Exchange on the date of grant.

As discussed under Proposal Two, if the amended and restated Incentive Plan is approved by the stockholders, no further options will be granted under the Director Plan and that plan will be terminated. Outside directors would then be eligible to receive awards under the Incentive Plan, although the nature and amount of those awards has not been determined.

Director Rouse provides occasional consulting services to the Company without charge. Mr. Rouse is included in our standard health care plans and received health care benefits totaling $7,959 in 2005.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2005.

The Audit Committee of the Board of Directors has:

•       Reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2005 with the Company’s management;

•       Reviewed and discussed with the Company’s management the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•       Discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2005, the materials required to be discussed by Statement on Auditing Standards No. 61  (Communication with Audit Committees);

•       Reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence; and

•       Considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP and has determined that such provision of non-audit services is compatible.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

AUDIT COMMITTEE
Dennis D. Oklak, Chair
Roger A. Vandenberg
John F. Cogan

Fees to PricewaterhouseCoopers, LLP for Fiscal Years 2005 and 2004

The following table presents fees for professional services rendered by PricewaterhouseCoopers, LLP for the audit of our annual financial statements for fiscal years 2005 and 2004 and fees billed for audit-related services, tax services and all other services rendered by PricewaterhouseCoopers, LLP for these periods:

	2005	2004
Audit-fees(1)	$737,567	$817,000
Audit-related fees(2)	25,351	42,257
Tax fees(3)	0	0
All other fees(4)	19,332	12,543
Total Fees	$782,250	$871,800

(1)          Audit fees—These are fees for professional services performed by PricewaterhouseCoopers, LLP in auditing our annual financial statements, reviewing our quarterly financial statements and auditing management’s assessment of the effectiveness of our internal control over financial reporting. These fees also include services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)          Audit-related fees—These are fees for the assurance and related services performed by PricewaterhouseCoopers, LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2004 and 2005, this consisted primarily of employee benefit plan audits.

(3)          Tax fees—We have engaged Ernst & Young LLP to perform these services for us.

(4)          All other fees—These are fees for permissible services performed by PricewaterhouseCoopers, LLP that do not fall within the above categories. For 2005 and 2004, these services consisted of consultation regarding compliance with responding to an SEC comment letter, research under SFAS 123R and North American Free Trade Agreement.

All services provided by PricewaterhouseCoopers, LLP were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s current practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent auditors.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

Compensation Committee Charter

Our Board of Directors established the Compensation Committee in 1993. It is comprised solely of independent directors. The Compensation Committee is responsible to the Board of Directors for reviewing and, unless otherwise determined by a majority of the independent directors, approving the compensation program elements, salary levels, incentive compensation and benefit plans for the Chief Executive Officer and for the other executive officers of the Company.

Compensation Philosophy

The Committee’s guiding compensation philosophy is to establish fair and equitable executive compensation practices that attract, motivate and retain key talent. The key objectives of the compensation program are to:

•       Align the executive team and stockholders by providing rewards for superior performance and direct consequences for sub-par business results;

•       Deliver a significant portion of the overall reward program through equity-based compensation, as the Committee believes this promotes long-term strategic focus and goal accomplishment;

•       Tie both short-term and long-term rewards to pre-established financial measures of the business that are linked with individual performance objectives; and

•       Provide a total compensation package that, in terms of overall rewards, is market based, competitive with the Company’s peers and promotes the retention of critical talent.

Executive Compensation for 2005

Our compensation program has consisted of two principal components: cash-based compensation, both fixed (base salaries) and variable (annual cash bonus incentives), and equity-based compensation. Historically, executive officers have received a relatively modest portion of their overall compensation in the form of base pay with the potential to earn large cash bonuses. In late 2004, we undertook a study to review the competitiveness of Monaco’s executive pay program and determine how pay practices relate to stockholder value creation. To assist us in completing the study, we engaged the services of a large, internationally recognized executive compensation consulting firm. We requested that the consultant review the current executive pay structure, provide benchmark data, review market best practices, provide recommendations and ultimately assist us with any changes that might be made.

In the initial study, the consultant determined the following:

•       Monaco’s executive base salaries were generally positioned well below market competitive levels for similar positions;

•       Total pay for executives was highly leveraged—that is, base pay was below market but was offset by the potential for significant annual cash bonus compensation;

•       Long-term incentives were significantly below competitive market levels and were delivered through stock option grants with time-based vesting only; and

•       Monaco’s business as well as the broader industry had evolved significantly over the last several years, warranting a review of our historical pay practices.

Base Salaries and Cash Bonus Incentive Compensation

Based on the analysis and on current best practices, the consultant recommended a number of changes to the components of the overall compensation plan—base pay, annual cash bonus pay and long-term awards. After careful consideration and lengthy review, the Compensation Committee and the full Board of Directors adopted the overall compensation plan for executives of the Company.  Monaco reported these changes in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2005.

We adjusted base pay to market-based levels using comparable market data provided by the consultant and reduced annual cash target bonus incentives to market levels. We targeted base salaries at the 50th percentile of the market. In determining market pay levels, we reviewed compensation levels among similarly sized companies (annual revenue of $1-$3 billion). Additionally, as a secondary reference we looked at a subset of 19 similar companies that included direct peers and companies in related industries. We made individual salary adjustments taking into consideration performance, experience, tenure and competitive market pay.

When we increased base salaries, we reduced cash bonus target opportunities to competitive market levels for similar positions. We established annual target cash bonus opportunities, expressed as a percent of base salaries, based on pay grade level. Again, we used the 50th percentile of the market to set the target opportunities. We provided that bonus opportunities of up to 200% of the target amounts could be earned based on company and individual performance. Based on our belief in the importance of creating clear linkages between performance and pay, we then linked the annual cash bonus incentives to the accomplishment of short-term financial performance objectives that we established, namely, a specified level of earnings before interest, taxes, depreciation and amortization (EBITDA) for 2005. Additionally, we established a threshold level of return on equity (EBITDA as a percentage of beginning stockholders’ equity) for 2005 that had to be met before any bonuses would be paid.

Monaco failed to meet the pre-established targets in 2005 and, accordingly, paid no bonus awards to any of the executives for 2005.

Stock Option Awards

Our Committee also administers a stock option program through which members of management, including executive officers, may receive annual stock option grants from a pool of shares set aside by the Committee. The purpose of the option program is to provide additional incentive to executives and other key employees to work to maximize long-term return to our stockholders. The Chief Executive Officer recommends an allocation of the pool among executives other than himself, which the Committee reviews and may adjust. The Committee determines the allocation of options to the Chief Executive Officer. In granting stock options to executive officers, the Chief Executive Officer and the Committee consider a number of subjective factors, including the executive’s position and responsibilities, market competitive award levels, such executive’s individual performance, the number of options held (if any) and other factors that we may deem relevant. Options generally vest over a five-year period to encourage the option holders to remain as employees. The exercise price of options is the market price of the common stock on the date of grant, ensuring that the option will acquire value only to the extent that the price of the stock increases relative to the market price at the date of grant. Stock options were awarded on March 31, 2005 to each of the executives based on the above factors. The pool of shares for 2005 was increased from prior years based on the results of the compensation study that showed that Monaco’s long term incentive compensation awards were well below competitive levels for similar positions.

Other Compensation

Executives participate in Monaco’s 401(k) savings plan and receive company-paid executive life insurance. Additionally, the Committee has approved Mr. Toolson’s use of the corporate jet for purposes of limited personal travel. The Company has included the incremental cost and tax reimbursements on the personal use of the corporate jet by Mr. Toolson in the Summary Compensation Table. Executives, including the Chief Executive Officer, do not receive any other perquisites such as non-qualified Supplemental Employee Retirement Program benefits, company transportation, other deferred compensation arrangements or club memberships.

Modifications to Long-term Incentive Compensation Program

The Committee requested that additional work be done over the course of 2005 by the compensation consultant, with assistance from management, on the development of a revised long-term incentive compensation program. The specific direction given by the Committee to the consultant and management was that any pay changes must be competitive with the market and based on best practices, and that there would need to be clear alignment between executive rewards and stockholder value creation.

In November 2005, the consultant presented the Committee with market data. Working with the consultant and the management team, we developed several options for the redesign of Monaco’s long-term incentive compensation program. Based on the belief that equity-based rewards serve to create strong alignment with stockholder value creation and motivate desired executive performance, we approved the following changes to the long-term incentive program and, because elements of the new program will require changes to Monaco’s 1993 Incentive Stock Option Plan, we are recommending a series of amendments to that Plan for approval by the stockholders at the 2006 Annual Meeting:

•       Target awards, positioned at competitive levels, are assigned to each executive salary grade;

•       Award opportunities are equally provided through annual grants of restricted share units (RSUs) and performance share awards (PSAs). PSA awards are paid in shares of Monaco stock. Monaco will use RSUs and PSAs in place of stock options;

•       RSUs vest at the rate of 25% per year, except for RSUs granted to our Chief Executive Officer and our President, whose RSUs will vest at the end of a three-year period based on Monaco’s attainment of established performance goals;

•       PSAs are earned based upon performance over a three-year period, using total stockholder return and return on net assets as the measurements and comparing Monaco’s performance to the group of 19 companies we had used for salary determinations. In the first year, concurrent two- and three-year performance periods will be used for transitional purposes. Potential payouts for PSAs may range from 0-200% of the target award depending upon company and individual performance; and

•       To achieve target pay-out levels for the PSA awards, Monaco’s performance must be at the 60th percentile or above.

Chief Executive Officer Compensation

The Compensation Committee generally uses the same factors and criteria described above for the executive officers for compensation decisions regarding our Chief Executive Officer. As indicated above, we reviewed executive compensation in 2005 as well as individual performance, experience, tenure and job responsibilities. We then adjusted base salaries, targeted to the 50th percentile of the market. Mr. Toolson’s salary was reviewed and adjusted as part of this process, from $233,500 for 2004 to $850,000 for 2005. As with other executives, Mr. Toolson’s annual cash bonus incentive opportunity was reduced and the same metrics (EBITDA target and return-on-equity threshold) were applied to determine whether the annual bonus would be earned.

In 2005, Monaco did not achieve the EBITDA target or the established return-on-equity threshold performance level for Mr. Toolson to earn any portion of his annual cash bonus. In keeping with the Committee’s decision to further align compensation and business financial performance measures, Mr. Toolson and the other executives did not receive any cash bonus payments for 2005, even though the Committee believes that Mr. Toolson demonstrated extremely strong corporate leadership during this challenging period.

Additionally, on March 31, 2005 Mr. Toolson was granted a long-term equity award consisting of options to purchase 15,000 shares of common stock. We increased his grant by 5,000 shares from the 2004 level based on our recognition that long-term incentive awards for Mr. Toolson and the other executives had lagged behind competitive market levels. Additionally, we considered Mr. Toolson’s strong performance and contributions to the leadership of the corporation.

Based on the above, Mr. Toolson’s total compensation for 2005 was $972,288, comprised of the following:

Base salary	$850,000
Annual cash bonus	0
Other annual compensation(1)	28,951
All other compensation(1)	2,334
Stock options	91,003
Total	$972,288

(1)          See Summary Compensation under “Executive Compensation” for an explanation of these items.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under Section 162(m), the Company may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as qualification as the compensation as “performance based compensation” under the Section 162(m) rules).

Our policy is to attempt to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under Section 162(m). However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for our success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

In 1999 and in 2004, our stockholders approved the Executive Variable Compensation Plan under which bonuses may be paid to participating executive officers that will qualify as performance based compensation so as to be exempt from the deduction limits under Section 162(m). In addition, the Company’s stockholders have previously approved the Company’s 1993 Incentive Stock Plan, which allows the Company to grant stock options that qualify as performance based compensation under Section 162(m). The Company is requesting that stockholders approve an amendment and restatement to the 1993 Incentive Stock Option Plan, which if approved will thereafter be named the 1993 Stock Plan, that will allow the Company to qualify full value awards, such as awards of restricted stock, restricted stock units, performance shares and performance units, as performance based compensation under Section 162(m) by having the granting or vesting of such awards be subject to the attainment of performance goals relating to one or more of the following performance criteria:  cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; net income; operating cash flow; operating income; return on assets; return on equity; return on net assets; return on sales; revenue and total shareholder return. As set forth above in Proposal Two, the Company has granted  awards of performance share subject to stockholders approving Proposal Two that will be earned upon achieving performance goals based on some of the foregoing criteria.

Summary

We undertook an extensive evaluation of Monaco’s executive compensation program over the course of 2005 and, based on the evaluation, made significant changes. Our intent was to maintain a competitive and market-based compensation program targeted at the 50th percentile of the market and peer companies. We will continue to seek to ensure alignment of management objectives with those of the stockholders by closely linking pay and rewards to the accomplishment of targeted business financial performance measures. The Committee will continue to ensure that executive pay levels and pay practices are aligned with the markets in which we compete for talent to support our goal of attracting and retaining the critical skills necessary to achieve business performance success.

THE COMPENSATION COMMITTEE*
Daniel C. Ustian, Chair
Robert P. Hanafee, Jr.
L. Ben Lytle
Richard A. Rouse

*       As of February 2005, the Compensation Committee consisted of Directors Ring (Chair), Vandenberg, Lytle and Rouse. At that time, Mr. Ustian succeeded Mr. Ring, who is no longer a director, and Mr. Hanafee succeeded Mr. Vandenberg.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee of the Board of Directors who served on the Committee in 2005 or who presently serves on the Committee has interlocking relationships as defined by the Securities and Exchange Commission or had any relationships requiring disclosure by the Company under the Securities and Exchange Commission’s rules requiring disclosure of certain relationships and related party transactions.

EXECUTIVE COMPENSATION

Executive Compensation Tables

The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers in fiscal 2005 (the “Named Executive Officers”).

Summary Compensation Table

						Long-Term Compensation
	Annual Compensation					Securities
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation(1)	Underlying Options (#)	All Other Compensation(2)
Kay L. Toolson	2005	$850,000	$0		$28,951	15,000	$2,334
Chairman of the Board	2004	233,500	1,343,971		27,323	10,000	2,284
and Chief Executive	2003	228,000	650,240		31,671	10,000	2,120
Officer
John W. Nepute	2005	400,000	0		0	13,500	2,334
President	2004	160,800	419,900		0	9,000	2,284
	2003	156,100	257,000		0	9,000	2,120
P. Martin Daley	2005	280,000	0		0	9,000	2,334
Vice President and Chief	2004	99,600	237,500		0	6,000	2,284
Financial Officer	2003	96,700	135,500		0	6,000	2,120
Richard E. Bond	2005	280,000	0		0	8,000	2,334
Senior Vice President,	2004	133,000	232,000		0	6,000	2,284
Secretary and Chief	2003	129,100	151,150		0	6,000	2,120
Administrative Officer
Michael P. Snell	2005	275,000	0		0	8,000	2,334
Vice President of Sales	2004	97,500	260,500	(3)	0	6,000	2,284
and Marketing	2003	94,600	210,700	(3)	0	6,000	2,120

(1)          Amounts in this column represent the Company’s incremental cost and tax reimbursements on personal use of the corporate aircraft. For all three years in the table, we are using a methodology that calculates the incremental cost to the Company based on the cost of fuel, trip-related maintenance, crew travel expenses, landing fees, trip-related hangar/parking costs and smaller variable costs. Since the Company-owned aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on  usage, such as pilots’ salaries, the purchase costs of the Company-owned aircraft, and the cost of maintenance not related to trips.

(2)          Amounts in this column represent the Company’s cost of executive life insurance/AD&D premiums and the Company 401K corporate match of the defined benefit plan.

(3)          Includes sales commissions earned by Mr. Snell in the amounts of $150,000 in 2004 and 2003.

Option Grants

The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the fiscal year ended December 31, 2005. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

Option Grants in Last Fiscal Year

	# of Individual Grants (1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to	Exercise	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	(#)	Employees	Price	Date	5%	10%
Kay L. Toolson	15,000	6.03	16.15	3/31/2015	$152,350	$386,084
John W. Nepute	13,500	5.43	16.15	3/31/2015	137,115	347,476
P. Martin Daley	9,000	3.62	16.15	3/31/2015	91,410	231,650
Richard E. Bond	8,000	3.21	16.15	3/31/2015	81,253	205,912
Michael P. Snell	8,000	3.21	16.15	3/31/2015	81,253	205,912

(1)          These options were granted pursuant to the Company’s 1993 Incentive Stock Plan. These options have terms of 10 years and vest over five years at the rate of 20% of the shares subject to the options at the end of each anniversary following the date of grant of such options.

Option Values

The following table sets forth information with respect to the number and value of securities underlying exercisable and unexercisable options held by each of the Named Executive Officers on December 31, 2005:

Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Kay L. Toolson	0	$0	72,077	9,000	$60,252	$21,630
John W. Nepute	12,657	165,364	112,145	7,650	442,979	18,869
P. Martin Daley	0	0	42,698	5,100	57,407	12,579
Richard E. Bond	6,075	65,732	72,800	5,250	241,920	12,779
Michael P. Snell	0	0	47,608	5,100	71,747	12,579

(1)          Value of unexercised options is based on the last reported sale price of the Company’s Common Stock on the New York Stock Exchange of $13.30 per share on December 30, 2005 (the last trading day for the fiscal year ended December 31, 2005) minus the exercise price.

Equity Compensation Plan Information

The following table sets forth information with respect to the Company’s equity compensation plans as of the end of the most recently completed fiscal year.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,469,275	$14.71	737,181
Equity compensation plans not approved by security holders	—	—	—
Total	1,469,275	$14.71	737,181

SECURITY OWNERSHIP

The following table sets forth certain information with respect to beneficial ownership of the Company’s Common Stock as of March 10, 2006 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company’s directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Beneficial Owner	Number of Shares(1)	Percentage
FMR Corp.(2)	3,842,419	12.95%
82 Devonshire Street
Boston, MA 02109
Royce & Associates, LLC(3)	2,417,300	8.14%
1414 Avenue of the Americas
New York, NY 10019
Mac-Per-Wolf Company(4)	2,135,750	7.20%
311 S. Wacker Dr., Suite 6000
Chicago, IL 60606
Janus Capital Management LLC(5)	2,104,500	7.09%
151 Detroit Street
Denver, CO 80206
Dimensional Fund Advisors(6)	1,972,315	6.64%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Kay L. Toolson(7)	1,924,536	6.47%
c/o Monaco Coach Corporation
91320 Coburg Industrial Way
Coburg, OR 97408
Franklin Resources, Inc.(8)	1,587,200	5.35%
One Franklin Parkway
San Mateo, CA 94403
Roger A. Vandenberg(7)	762,426	2.57%
John W. Nepute(7)	278,048	*
Richard A. Rouse(7)	89,923	*
Richard E. Bond(7)	89,505	*
Michael P. Snell(7)	67,213	*
P. Martin Daley(7)	49,157	*
L. Ben Lytle(7)	25,952	*
Robert P. Hanafee, Jr.(7)	22,852	*
Dennis D. Oklak(7)	17,099	*
Daniel C. Ustian(7)	15,307	*
All directors and executive officers as a group (23 persons)(9)	3,808,008	12.50%

*                    Less than one percent.

(1)          Applicable percentage of beneficial ownership is based on 29,681,833 shares of Common Stock outstanding as of March 10, 2006 together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 10, 2006 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other stockholder.

(2)          Information based solely on Schedule 13G filed on February 14, 2006.

(3)          Information based solely on Schedule 13G filed on January 30, 2006.

(4)          Information based solely on Schedule 13G filed on February 15, 2006.

(5)          Information based solely on Schedule 13G filed on February 14, 2006.

(6)          Information based solely on Schedule 13G filed on February 6, 2006.

(7)          Includes the number of shares subject to options which are exercisable within 60 days of March 10, 2006 by the following persons:  Mr. Toolson (77,077 shares); Mr. Nepute (116,195 shares); Mr. Rouse (28,600 shares); Mr. Bond (75,650 shares); Mr. Snell (50,308 shares); Mr. Daley (45,398 shares); Mr. Lytle (19,500 shares); Mr. Vandenberg (16,750); Mr. Hanafee (14,700); Mr. Oklak (12,800 shares); Mr. Ustian (12,000 shares).

(8)          Information based solely on a joint schedule Schedule 13G filed on February 7, 2006 by Franklin Resources, Inc.

(9)          Includes 773,084 shares subject to options that are exercisable within 60 days of March 10, 2006.

PERFORMANCE GRAPH

The following line graph shows a comparison of cumulative total stockholder return for our Common Stock, the New York Stock Exchange Composite Index and a peer group of companies selected by the Company (the “Peer Group”), whose primary business is recreational vehicles. The Peer Group consists of Coachmen Industries, Inc., National RV Holdings, Inc., Fleetwood Enterprises, Inc., Thor Industries, Inc., and Winnebago Industries, Inc. for the full period, and SMC Corp. from December 31, 2000 to August 6, 2001. The graph assumes that $100 was invested on December 31, 2000 at the closing price for our Common Stock on such date, and that all dividends are reinvested. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. Historic stock price performance should not be considered indicative of future stock price performance.

TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 Investment on 12/31/2000)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company employs relatives of certain executive officers in various capacities:  Sandra Kadash, the mother of April A. Lynch-Klein, Vice President Customer Support Services, serves as Quality Control Manger of the Company’s Oregon operations; Eric Daley, the brother of P. Martin Daley, Chief Financial Officer and Vice President, serves as IS Documentation Manager; and Lonny Kitchell, the brother-in-law of Charles A. Kimball, Corporate Controller, serves as Production Supervisor in one of the Company’s plants. The three relatives’ salaries in 2005 were approximately $87,000, $78,000 and $70,000, respectively. Each of them also participates in the Company’s applicable benefit programs. As noted under Proposal One, Michael P. Snell, Vice President of Sales and Marketing, is the nephew of Kay L. Toolson, Chairman and Chief Executive Officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such persons are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, we believe that, during the fiscal year ended December 31, 2005, all filing requirements applicable to its officers, directors and ten percent stockholders were met.

FOR THE BOARD OF DIRECTORS
RICHARD E. BOND
Secretary

April 7, 2006

APPENDIX A

MONACO COACH CORPORATION

1993 STOCK PLAN

(formerly known as the 1993 Incentive Stock Option Plan)
(as amended and restated through February 22, 2006)

1.     Purposes of the Plan.   The purposes of this Plan are:

•        to attract and retain the best available personnel for positions of substantial responsibility,

•        to provide additional incentive to Employees, Directors and Consultants, and

•        to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Dividend Equivalents and other stock awards as the Administrator may determine.

2.     Definitions.   As used herein, the following definitions shall apply:

          (a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)  “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

          (c)  “Annual Retainer” means the amount which an Outside Director will be entitled to receive for serving as a Director during a Fiscal Year, but will not include reimbursement for expenses or fees with respect to any other services provided to the Company.

          (d)  “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (e)  “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Dividend Equivalents and other stock awards as the Administrator may determine.

           (f)  “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including an Option Agreement and Restricted Stock Unit Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

          (g)  “Board” means the Board of Directors of the Company.

          (h)  “Change in Control” means the occurrence of any of the following events:

           (i)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

          (ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

        (iii)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

         (iv)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

           (i)  “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

           (j)  “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

          (k)  “Common Stock” means the common stock of the Company.

           (l)  “Company” means Monaco Coach Corporation, a Delaware corporation.

        (m)  “Consultant” means any natural person, including an advisor, engaged by the Company or its Affiliates to render services to such entity.

          (n)  “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

          (o)  “Director” means a member of the Board.

          (p)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (q)  “Dividend Equivalent” means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. The Dividend Equivalent for each Share subject to an Award shall only be paid to a Participant on the vesting date for such Share.

          (r)  “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Affiliates, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

          (s)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

           (t)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

           (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange (NYSE), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported)

as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

        (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (u)  “Fiscal Year” means the fiscal year of the Company.

          (v)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (w)  “Inside Director” means a Director who is an Employee.

          (x)  “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (y)  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

          (z)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (aa)  “Option” means a stock option granted pursuant to the Plan.

       (bb)  “Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (cc)  “Optionee” means the holder of an outstanding Option or Restricted Stock Unit granted under the Plan.

       (dd)  “Outside Director” means a Director who is not an Employee.

        (ee)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (ff)  “Participant” means the holder of an outstanding Award, including an Optionee.

        (gg)  “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

       (hh)  “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

         (ii)  “Performance Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

          (jj)  “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

       (kk)  “Plan” means this 1993 Incentive Stock Option Plan.

         (ll)  “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

     (mm)  “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

       (nn)  “Restricted Stock Unit Agreement” means a written or electronic agreement between the Company and the Optionee evidencing the terms and restrictions applying to an award of Restricted Stock Units. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

       (oo)  “Retirement” means a Service Provider who retires from the Company on or after age sixty-two (62) and such Service Provider has at least five (5) years of service with the Company at the date of retirement; provided, that, the Administrator, notwithstanding the foregoing, has the discretion to determine when a Service Provider retires so long as such determination is not less favorable than provided for in the foregoing definition.

       (pp)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

       (qq)  “Section 16(b)” means Section 16(b) of the Exchange Act.

         (rr)  “Service Provider” means an Employee, Director or Consultant.

         (ss)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

         (tt)  “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

       (uu)  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.     Stock Subject to the Plan.

          (a)  Stock Subject to the Plan.   Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 5,457,813 Shares plus any Shares which have been reserved under the Company’s 1993 Director Plan, but that, as of the date of stockholder approval of this Plan, have not been issued pursuant to any awards granted thereunder and are not subject to any outstanding awards granted thereunder. The Shares may be authorized, but unissued, or reacquired Common Stock.

          (b)  Lapsed Awards.   If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, Shares actually issued pursuant to a Stock Appreciation Right as well as the Shares that represent payment of the exercise price shall cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the

Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

4.     Administration of the Plan.

          (a)  Procedure.

           (i)  Multiple Administrative Bodies.   Different Committees with respect to different groups of Service Providers may administer the Plan.

          (ii)  Section 162(m).   To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

        (iii)  Rule 16b-3.   To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

         (iv)  Other Administration.   Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)  Powers of the Administrator.   Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

           (i)  to determine the Fair Market Value;

          (ii)  to select the Service Providers to whom Awards may be granted hereunder;

        (iii)  to determine terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

         (iv)  to approve forms of agreement for use under the Plan;

          (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

         (vi)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

        (vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

      (viii)  to modify or amend each Award (subject to Section 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and Stock Purchase Rights longer than is otherwise provided for in the Plan. Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15) nor may the Administrator cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price, unless, in either case, such action is approved by the Company’s stockholders;

         (ix)  to determine whether Dividend Equivalents will be granted in connection with an Award;

          (x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

         (xi)  to grant in addition to the incentives described in Sections 6, 7, 8, 9 and 10 below, other incentives payable in cash or Shares under the Plan as determined by the Administrator to be in the best interests of the Company and subject to any terms and conditions the Administrator deems advisable; and

        (xii)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)  Effect of Administrator’s Decision.   The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.     Eligibility.   Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Dividend Equivalents and such stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6.     Options.

          (a)  Limitations.

           (i)  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (ii)  The following limitations shall apply to grants of Options:

         (A)  No Service Provider shall be granted, in any Fiscal Year of the Company, Options to purchase more than 750,000 Shares; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted Options to purchase an aggregate of up to an additional 1,000,000 Shares.

         (B)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

         (C)  If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

          (b)  Term of Option.   The term of each Option shall be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c)  Option Exercise Price and Consideration.

           (i)  Exercise Price.   The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

         (A)  In the case of an Incentive Stock Option

            a)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

           b)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

         (B)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the date of grant. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

         (C)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

          (ii)  Waiting Period and Exercise Dates.   At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

        (iii)  Form of Consideration.   The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of (without limitation):

         (A)  cash;

         (B)  check;

         (C)  other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and have not been subject to a substantial risk of forfeiture for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

         (D)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

         (E)  a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

          (F)  any combination of the foregoing methods of payment; or

         (G)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          (d)  Exercise of Option.

           (i)  Procedure for Exercise; Rights as a Stockholder.   Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised together with any applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (ii)  Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, other than upon the Participant’s death, Disability, or Retirement the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (iii)  Disability of Participant.   If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Option granted hereunder to such Participant shall become vested and exercisable for the full number of Shares covered by the Option. The Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (iv)  Death of Participant.   If a Participant dies while a Service Provider, the Option shall become vested and exercisable for the full number of Shares covered by the Option. The Option held by the Participant at the time of death may be exercised at any time within twelve (12) months following the date of death of Participant by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. In no event shall an Option be exercised later than the expiration of the term of the Option, as set forth in the Award Agreement. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (v)  Retirement of Participant.   In the event of a Participant’s Retirement while a Service Provider, the Option shall become vested and exercisable for the full number of Shares covered by the Option. The Option held by the Participant at the time of Retirement may be exercised at any time within twelve (12) months following the date of Retirement; provided, however, that (i) this Section 6(d)(v) shall not apply to grants made on or before May 16, 2002, and (ii) this Section 6(d)(v) shall apply to grants made on or after May 17, 2002. In no event shall an Option be exercised later than the expiration of the term of the Option, as set forth in the Award Agreement. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

7.     Restricted Stock.

          (a)  Grant of Restricted Stock.   Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Awards of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

          (b)  Restricted Stock Agreement.   Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Participant will receive more than an aggregate of 200,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c)  Transferability.   Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d)  Other Restrictions.   The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

          (e)  Vesting Requirements.   Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Administrator; provided, however, that, except with respect to Awards granted pursuant to Section 14 or as otherwise provided in Section 15(c), Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date a Participant begins providing services to the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement.

           (f)  Voting Rights.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g)  Dividends and Other Distributions.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h)  Return of Restricted Stock to Company.   On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

           (i)  Section 162(m) Performance Restrictions.   For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.     Restricted Stock Units.

          (a)  Grant of Restricted Stock Units.   Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Awards of Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

          (b)  Restricted Stock Unit Agreement.   Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Participant will receive more than an aggregate of 200,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

          (c)  Other Restrictions.   The Administrator, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate.

          (d)  Vesting Criteria and Other Terms.   The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant ; provided, however, that, except with respect to Awards granted pursuant to Section 14 or as otherwise provided in Section 15(c), an Award of Restricted Stock Units will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, if applicable, the date a Participant begins providing services to the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

          (e)  Earning Restricted Stock Units.   Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

           (f)  Form and Timing of Payment.   Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

          (g)  Cancellation.   On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

          (h)  Section 162(m) Performance Restrictions.   For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.     Stock Appreciation Rights.

          (a)  Grant of Stock Appreciation Rights.   Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

          (b)  Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 750,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

          (c)  Exercise Price and Other Terms.   The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. In the case of a freestanding Stock Appreciation Right, the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant. The exercise price of a tandem or affiliated Stock Appreciation Rights will equal the exercise price of the related Option. In addition, the Administrator, in its sole discretion, may reduce or waive any restrictions relating to a Stock Appreciation Right following its date of grant.

          (d)  Stock Appreciation Right Agreement.   Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (e)  Expiration of Stock Appreciation Rights.   A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

           (f)  Payment of Stock Appreciation Right Amount.   Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

           (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

          (ii)  The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.   Performance Units and Performance Shares.

          (a)  Grant of Performance Units/Shares.   Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, no Participant will receive more than 200,000 Performance Units or Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 300,000 Performance Units or Performance Shares.

          (b)  Value of Performance Units/Shares.   Each Performance Unit and each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c)  Performance Objectives and Other Terms.   The Administrator will set performance objectives or other vesting provisions; provided, however, that, except with respect to Awards granted pursuant to Section 14 or as otherwise provided in Section 15(c), Performance Shares/Units will not vest more rapidly than one-third (1/3rd) of the total number of Performance Shares/Units subject to an Award each year from the date of grant (or, if applicable, the date a Participant begins providing services to the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Shares/Units upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death, Disability or Retirement. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

          (d)  Earning of Performance Units/Shares.   After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

          (e)  Form and Timing of Payment of Performance Units/Shares.   Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

           (f)  Cancellation of Performance Units/Shares.   On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.   Other Stock Awards.   In addition to the incentives described in Sections 6, 7, 8, 9 and 10 above, the Administrator may grant other incentives payable in Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

12.   Performance Goals.   The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; net income; operating cash flow; operating income; return on assets; return on equity; return on net assets; return on sales; revenue and total shareholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals for a Participant will be determined by the Administrator based on the Company’s tactical and strategic business objectives, which may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether to make any adjustments to the calculation of any Performance Goal with respect to any Participant for any significant or extraordinary events affecting the Company. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

13.   Transferability of Awards.   Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. With the approval of the Administrator, a Participant may, in a manner specified by the Administrator, (a) transfer an Award to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant is an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets. For purposes of this Section 13, “immediate family” means the Participant’s spouse, former spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-

law, brothers-in-law, sisters-in-law, including adoptive or step relationships and any person sharing the employee’s household (other than as a tenant or employee).

14.   Election to Receive Annual Retainer in Restricted Stock/Restricted Stock Units.

          (a)  Compensation Alternatives.   Each Outside Director who, in any Fiscal Year of the Company, delivers to the Company written notice of an irrevocable election concerning the Annual Retainer to be earned in the next Fiscal Year of the Company, will be entitled to select one of the following alternative means of payment for the value of his or her Annual Retainer in the next Fiscal Year of the Company:

           (i)  An amount between ten percent (10%) and fifty percent (50%) of the value of his or her Annual Retainer (in increments of ten percent (10%) of the Annual Retainer) in the form of Common Stock (a “Common Stock Payment”) and the balance in cash (a “Cash Payment”); or

          (ii)  An amount between ten percent (10%) and fifty percent (50%) of the value of his or her Annual Retainer (in increments of ten percent (10%) of the Annual Retainer) in the form of Restricted Stock/Restricted Stock Units (a “Retainer Grant”) and the balance in a Cash Payment.

        (iii)  If any Outside Director fails to notify the Secretary of the Company in writing prior to the beginning of the next Fiscal Year of the Company of his or her desired means to receive payment of the Annual Retainer for the next Fiscal Year, then he or she will be deemed to have elected the entire value of the Annual Retainer in cash.

          (b)  Common Stock Payment.

           (i)  The Shares constituting any Common Stock Payment will be issued automatically on the first business day following the last day of each fiscal quarter for the applicable year (a “Common Stock Grant Date”). Each Award of a Common Stock Payment will be evidenced by an agreement which will reflect the terms and conditions of the Common Stock Payment and such additional terms and conditions as may be determined by the Administrator.

          (ii)  The total number of Shares included in each Common Stock Payment will be determined by dividing (A) the amount of the quarterly installment of the Annual Retainer that is to be paid in stock by (B) the Fair Market Value of one Share on the applicable Common Stock Grant Date.

        (iii)  Any payment for a fractional Share automatically will be paid in cash based upon the Fair Market Value on the Common Stock Grant Date of such fractional Share.

          (c)  Retainer Grant.

           (i)  The Retainer Grant will be granted automatically on the first business day of the applicable Fiscal Year in which an Outside Director has elected to receive a Retainer Grant (the “Restricted Stock/Restricted Stock Unit Grant Date”).

          (ii)  The number of Shares to be subject to any Retainer Grant granted will be equal to that portion of the Annual Retainer that the Outside Director elected to receive in the form of Restricted Stock/Restricted Stock Units divided by the Restricted Stock/Restricted Stock Unit value on the Restricted Stock/Restricted Stock Unit Grant Date.

          (d)  Awards of Restricted Stock/Restricted Stock Units granted pursuant to this Section 14, will not be subject to the vesting provisions set forth in Sections 7(e), 8(d) and 10(c).

15.   Adjustments Upon Changes in Capitalization, Merger or Change in Control.

          (a)  Changes in Capitalization.   Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the

Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award  and the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any change in or increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change or increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b)  Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option shall lapse, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)  Merger or Change in Control.   In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award (including any related Dividend Equivalent) shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at maximum performance levels and under the terms of the Award all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option or Stock Appreciation Right shall be fully vested and exercisable for a period of time from the date of such notice as determined by the Administrator, and the Option or Stock Appreciation Right shall terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the fair market value of consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to the Award (or in the case of Restricted Stock Units or Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units or Performance Units by the per share consideration received by holders of Common Stock in the merger or Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16.   Leaves of Absence.   Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

17.   No Effect on Employment or Service.   Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.   Date of Grant.   The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

19.   Tax Withholding.

          (a)  Withholding Requirements.   Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          (b)  Withholding Arrangements.   The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

20.   Amendment and Termination of the Plan.

          (a)  Amendment and Termination.   The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)  Stockholder Approval.   The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Notwithstanding the foregoing, the Company shall obtain stockholder approval of a Plan amendment that would (i) increase the number of securities that may be issued under the Plan, (ii) materially modify the requirements for participation in the plan other than amendment that narrows the class of persons eligible to participate in the Plan and (iii) materially increase the benefits accruing to participants in the Plan.

          (c)  Effect of Amendment or Termination.   No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.   Term of Plan.   At the Company’s annual meeting in 2002, the Company’s stockholders approved an extension of the Plan’s term until March 2012, not to extend beyond the date ten (10) years from the date the Board approved the amendment and restatement of the Plan, as approved by the Company’s stockholders at such annual meeting.

22.   Conditions Upon Issuance of Shares.

          (a)  Legal Compliance.   Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)  Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

24.   Reservation of Shares.   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

25.   Stockholder Approval.   The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

MONACO COACH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS

Wednesday, May 17, 2006

2:00 p.m., local time

91320 Coburg Industrial Way

Coburg, OR 97408

MONACO COACH CORPORATION
91320 Coburg Industrial Way, Coburg, Oregon 97408	proxy

The undersigned stockholder of Monaco Coach Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2006, and the 2005 Annual Report to Stockholders, and hereby appoints Kay L. Toolson and John W. Nepute, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Monaco Coach Corporation to be held on May 17, 2006, at 2:00 p.m. local time, at the Company’s offices, located at 91320 Coburg Industrial Way, Coburg, OR 97408, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, TO AMEND AND RESTATE THE 1993 STOCK PLAN (FORMERLY KNOWN AS THE 1993 INCENTIVE STOCK OPTION PLAN), AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK  EASY  IMMEDIATE

•             Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on May 16, 2006.

•             Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/mnc/ — QUICK  EASY  IMMEDIATE

•             Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on May 16, 2006.

•             Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to
Monaco Coach Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

 Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of four Class I directors:	01 L. Ben Lytle 02 Richard A. Rouse	03 Kay L. Toolson 04 Daniel C. Ustian	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To amend and restate the 1993 Stock Plan.	☐ For	☐ Against	☐ Abstain

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.